AMENDMENT NO. 3 TO

                           SECOND AMENDED AND RESTATED

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 ("Amendment") is entered into as of March 1, 2002, by and between SPAR Marketing Force, Inc., SPAR, Inc., SPAR/Burgoyne Retail Services, Inc., SPAR Group, Inc., SPAR Incentive Marketing, Inc., SPAR Trademarks, Inc., SPAR Performance Group, Inc. (f/k/a SPAR MCI Performance Group, Inc.), SPAR Marketing, Inc. (DE), SPAR Marketing, Inc. (NV), SPAR Acquisition, Inc., PIA Merchandising Co., Inc., Pacific Indoor Display Co., Inc. and Pivotal Sales Company (each a "Borrower" and collectively, the "Borrowers") and IBJ Whitehall Business Credit Corporation ("Lender").

                                   BACKGROUND

     Borrowers and Lender are parties to a Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of September 22, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Lender provides Borrowers with certain financial accommodations.

     Borrowers have requested that Lender amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1(A) of the Loan Agreement is amended as follows:

               (i) the following defined terms are added in their appropriate alphabetical order:

               "Third Amendment" shall mean this Amendment No. 3 to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 1, 2002.

               "Third Amendment Effective Date" shall mean the date on which all conditions precedent set forth in the Third Amendment shall be satisfied.

               "Special Advance Amount" shall mean $500,000.

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          (ii) the following defined terms are amended in their entirety to provide as follows:

               "EBITDA" shall mean for any period the sum of (i) earnings before interest and income taxes of Borrowers on a consolidated basis for such period (excluding extraordinary gains and losses) plus (ii) depreciation expenses of Borrowers on a consolidated basis for such period, plus (iii) amortization expenses of Borrowers on a consolidated basis for such period plus (iv) any non-recurring expenses incurred by Borrowers in connection with the Merger Transaction.

               "General Intangibles" shall mean and include, as to each Borrower, all of such Borrower's "general intangibles" as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

               "Individual Maximum Revolving Advance Amount" shall mean (i) with respect to the SPAR Borrowers, $15,000,000 and (ii) with respect to the PIA Borrowers, $15,000,000.

               "Inventory" shall mean and include as to each Borrower, all of such Borrower's "inventory" as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

               "Receivables" shall mean and include as to each Borrower, all of such Borrower's "accounts" as defined in the UCC, contract rights, instruments (including those evidencing indebtedness among the Borrowers and their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations


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

     owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services or the licensing of any general intangible rights, and all supporting obligations, all guarantees and other security therefor, in each case whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

               "Revised Article 9" shall mean revised Article 9 of the UCC.

               "Term" shall mean the Closing Date through February 28, 2003 subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

               "Unbilled Receivables Availability" means the amount of Revolving Advances against Eligible Unbilled Receivables Lender may from time to time during the term of this Agreement make available to (a) Borrowers (other than SMCI up to 70%) ("Unbilled Receivables Advance Rate") of the net face amount of Borrowers' (other than SMCI) Eligible Unbilled Receivables and
     (b) SMCI up to 60% of the net face amount of SMCI's Eligible Unbilled Receivables.

          (b) Section 2(a)(A) of the Loan Agreement is amended as follows:

               (i) Subsection (y) is amended in its entirety to provide as follows:

               "(y) an amount equal to the sum of:

                    (i)  Receivables Availability of the SPAR Borrowers, plus

                    (ii) Unbilled Receivables Availability of the SPAR Borrowers, plus

                    (iii) the Special Advance Amount, minus

                    (iv) the aggregate amount of outstanding Letters of Credit made to or for the benefit of SPAR Borrowers, minus

                    (v) the Leased Premises Reserve and such other reserves as Lender may reasonably deem proper and necessary from time to time."

               (ii) The last sentence thereof is amended in its entirety to provide as follows:

                    "The sum of 2(a)(A)(i) plus (ii) plus (iii) minus (v) shall be referred to as the "SPAR Borrowers Formula Amount"."

          (c) Section 2(a)(B) of the Loan Agreement is amended as follows:


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

               (i) Subsection (y)(iii) is amended by deleting the "." at the end thereof and replacing it with "; minus",

               (ii) a new Subsection (y)(iv) is added to provide as follows:

                    "(iv) such other reserves as Lender may reasonably deem proper and necessary from time to time."

               (iii) the last sentence thereof is amended in its entirety to provide as follows:

                    "The sum of 2(a)(B)(i) plus (ii) minus (iv) shall be referred to as the "PIA Borrowers Formula Amount"."

          (d) Section 3(a)(i) of the Loan Agreement is amended in its entirety to provide as follows:

               "(i) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Advances made by Lender to (x) Borrowers hereunder is in excess of the lesser of the Maximum Revolving Amount or the Formula Amount, in each case less the aggregate amount of outstanding Letters of Credit, (y) to the SPAR Borrowers is in excess of the lesser of the Individual Maximum Revolving Advance Amount of the SPAR Borrowers or the SPAR Borrowers Formula Amount, in each case less the aggregate amount of outstanding Letters of Credit made to or for the benefit of the SPAR Borrowers, or (z) to the PIA Borrowers is in excess of the lesser of the Individual Maximum Revolving Advance Amount of the PIA Borrowers or the PIA Borrowers Formula Amount, in each case less the aggregate amount of outstanding Letters of Credit made to or for the benefit of the PIA Borrowers, in each case in an amount equal to such excess, and"

          (e) A new Section 5(b)(vii) is added at the end of Section 5(b) of the Loan Agreement to provide as follows:

               "(vii) Special Advance Fees.

                    SPAR Borrowers shall pay to Lender (x) a fee equal to $833 per month commencing on the first day of the month following the Amendment No. 3 Effective Date and on the first day of each month thereafter during the Term, and (y) a Special Advance use fee to the extent the outstanding Revolving Advances to the SPAR Borrowers and the undrawn amount of outstanding Letters of Credit issued for the account of the SPAR Borrowers exceeds the SPAR Borrowers Formula Amount (calculated as if the Special Advance Amount was $0), equal to two percent (2%) per annum of such excess, calculated daily on the basis of a 360-day year for the actual number of days elapsed but payable monthly, in arrears on the first day of each month following the Amendment No. 3


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

               Effective Date and the last day of the Term. All overadvance fees payable hereunder shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason."

          (f) Section 6 of the Loan Agreement is amended by: (i) amending
     Section 6(b) in its entirety to provide as follows:

               "(b) Each Borrower authorizes Lender to file one or more financing statements and any subsequent continuations or amendments thereto deemed necessary by Lender (the "Financing Statements"), describing the Collateral and containing any other information required under Part 5 of Revised Article 9. Each Borrower agrees to furnish any such information to Lender promptly upon request. Each Borrower agrees to execute (i) any such Financing Statements if so requested by Lender, but understands and agrees that such Financing Statements may be filed without such Borrower's signature where permitted; and (ii) other documents necessary, in the reasonable determination of Lender, to obtain and perfect the security interests evidenced hereby, all in form reasonably satisfactory to Lender. The Lender shall endeavor to send a copy of the filing of any such Financing Statement to the Borrowers; provided, however, the failure to send that copy shall not affect the validity or enforceability of any such filing. The Lender shall not be liable for any mistake in or failure to file any financing statement, modification, continuation or other perfection document. The Borrowers will pay the costs of filing the aforesaid documents or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Lender to be necessary or desirable. Any Financing Statements may, to the extent a signature is necessary, be signed by Lender on behalf of any Borrower, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrowers will immediately deliver such instrument to Lender appropriately endorsed or assigned.",

               (ii) adding a new Section 6(c) at the end of Section 6(b) hereof to provide as follows:

               "(c) Each Borrower shall at any time and from time to time, take such steps as Lender may request for Lender to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper (as such terms are defined in Revised Article 9), to the extent that any of the foregoing may be proceeds of any Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to Lender." and


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

               (iii) adding a new Section 6(d) at the end of Section 6(c) hereof to provide as follows:

               "(d) Borrowers shall promptly provide Lender with written notice of all commercial tort claims over $250,000, such notice to contain the case title together with the applicable court and brief description of the claim(s). Upon delivery of each such notice, Borrowers shall be deemed to hereby grant to Lender a security interest and lien in and to such commercial tort claims and all proceeds thereof. The Borrowers may, so long as no Event of Default exists, without notice to or the consent of the Lender, pursue any course of action relating to any commercial tort claims."

          (g) Section 12 of the Loan Agreement is amended by: (i) amending the first sentence of section 12(l) to provide as follows;

                    "such Borrower's (i) federal tax identification number and
               (ii) organizational identification number issued by each Borrower's state of incorporation or organization or a statement that no such number has been listed is set forth on Schedule 12(l)."

               (ii) deleting sections 12(r)(i) and 12(r)(ii) and amending section 12(r) to provide as follows:

               "(r) commencing with the fiscal quarter ending December 31, 2001 and at the end of each fiscal quarter thereafter, it shall cause to be maintained at all times EBITDA for Borrowers on a consolidated basis of not less than $7,750,000 with respect to the twelve months then ended;",

               (iii) deleting the word "and" at the end of "(y)", (iv) deleting the "." at the end of "(z)" and replacing it with ";", (v) deleting the "." at the end of "(aa)" and replacing it with "; and" and (vi) adding a new subsection (bb) at the end thereof to provide as follows:

               "(bb) the SPAR Borrowers shall not permit the sum of outstanding Revolving Advances to the SPAR Borrowers and the undrawn amount of outstanding Letters of Credit issued for the account of the SPAR Borrowers to exceed the SPAR Borrowers Formula Amount (calculated as if the Special Advance Amount was $0) for at least twenty (20) consecutive Business Days during each fiscal quarter."

          (h) Schedule 12(l) to the Loan Agreement is amended in its entirety and replaced with Schedule 12(l) attached hereto.

     3. Conditions of Effectiveness. This Amendment shall become effective as of November __, 2001 upon Lender's receipt of: (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by the Guarantors,
(ii) the Third Amended and Restated Revolving Credit Note executed by Borrowers,
(iii) an amendment fee in the amount of $10,000, which fee shall be charged to the Borrowers' loan account as a Revolving Advance, and (iv)


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

such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

     4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

          (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, such Borrower hereby reaffirms that all continuing covenants, representations and warranties made in the Loan Agreement, to the extent the same are not amended hereby, are true and correct in all material respects and agrees that all such continuing covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, excluding, however, those events subject to an express written waiver or consent from us or those expressly permitted or not prohibited by the covenants, provided, however, that any representation or warranty incorporating schedules speak only as of the Closing Date, subject to Borrower's obligation under Section 12(m) of the Loan Agreement to notify Lender of certain occurrences or events.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment, excluding, however, those events subject to an express written waiver or consent from us.

          (d) As of the date hereof, Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

     5. Effect on the Loan Agreement.

          (a) Upon the effectiveness of this Amendment hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.


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

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.


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

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                   SPAR MARKETING FORCE, INC.
                                   SPAR, INC.
                                   SPAR/BURGOYNE RETAIL SERVICES, INC.
                                   SPAR INCENTIVE MARKETING, INC.
                                   SPAR TRADENAMES, INC.
                                   SPAR PERFORMANCE GROUP, INC.
                                   SPAR MARKETING, INC. (DE)
                                   SPAR MARKETING, INC. (NV)
                                   SPAR ACQUISITION, INC., as Borrowers


                                   By:
                                      ------------------------------------------
                                      Name:   Charles Cimitile
                                      Title:  Chief Financial Officer of
                                              each of the foregoing entities


                                   PIA MERCHANDISING CO., INC.
                                   PACIFIC INDOOR DISPLAY CO., INC.
                                   PIVOTAL SALES COMPANY
                                   SPAR GROUP, INC., as Borrowers


                                   By:
                                      ------------------------------------------
                                      Name:   Charles Cimitile
                                      Title:  Chief Financial Officer of
                                              each of the foregoing corporations


                                   IBJ WHITEHALL BUSINESS CREDIT
                                   CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

CONSENTED AND AGREED TO:


------------------------------
Robert G. Brown, a Guarantor


------------------------------
William H. Bartels, a Guarantor

PIA MERCHANDISING LIMITED,
a Guarantor

By:
   ---------------------------
   Name:   Charles Cimitile
   Title:  Chief Financial Officer

                                  SCHEDULE 12(l)
                                  --------------

   FEDERAL TAX IDENTIFICATION NUMBER AND ORGANIZATIONAL IDENTIFICATION NUMBER